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                                                                                                                          EXHIBIT 21
                                          SUBSIDIARIES OF THE REGISTRANT


                                        Jursidiction of Incorporation     Names under Which Subsidiaries Do
Name of Subsidiary                      or Organization                   Business
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
MAPICS Australia Pty. Ltd.              Australia                         MAPICS Australia Pty. Ltd.
MAPICS do Brasil Ltda.                  Brazil                            MAPICS do Brasil Ltda.
3566196 Canada, Inc.                    Canada                            3566196 Canada, Inc.
MAPICS EMEA Support Center B.V.         Netherlands                       MAPICS EMEA Support Center B.V.
MAPICS Sweden AB                        Sweden                            MAPICS Sweden AB
MAPICS Singapore Pte. Ltd.              Singapore                         MAPICS Singapore Pte. Ltd.
MAPICS GmbH                             Germany                           MAPICS GmbH
MAPICS KK                               Japan                             MAPICS KK
MAPICS UK Ltd.                          United Kingdom                    MAPICS UK Ltd.
MAPICS France S.A.R.L.                  France                            MAPICS France S.A.R.L.
MAPICS International Corporation        Barbados                          MAPICS International Corporation
MAPICS, Hong Kong Limited               Hong Kong                         MAPICS, Hong Kong Limited
MAPICS U, Inc.                          Georgia                           MAPICS U, Inc.
Pivotpoint, Inc.                        Massachusetts                     Pivotpoint, Inc.
Minx Software, Incorporated             Massachusetts                     Minx Software, Incorporated
Thru Put Corporation                    California                        Thru Put Corporation
MAPICS China Ltd.                       Hong Kong                         MAPICS China Ltd.
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